UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

DIRTT ENVIRONMENTAL SOLUTIONS LTD

(Exact name of Registrant as Specified in Its Charter)

Canada	001-39061	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.
Calgary, Alberta	T2C 1N6
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (403) 723-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Term Sheet and Support and Standstill Agreement

On March 18, 2024, DIRTT Environmental Solutions Ltd. (the “Company” or “DIRTT”) delivered and entered into a binding commitment (the “Term Sheet”), dated March 17, 2024, with 22NW Fund, LP (“22NW”) to enter into a subsequent definitive Support and Standstill Agreement (the “Definitive Agreement”).

Pursuant to the Term Sheet, the Definitive Agreement would include the following commitments: (i) 22NW will agree to vote all shares of the Company’s common stock, $0.0001 par value per share (the “Common Shares”), then held by them, in favor of recommendations of the Board of Directors of the Company (the “Board”) on director election proposals at the annual general meeting of the Company in each of 2024 and 2025 (the “2024 Meeting” and “2025 Meeting”, respectively), subject to certain requirements and exceptions, and (ii) 22NW will also agree to certain customary standstill provisions, subject to certain conditions, prohibiting 22NW from, among other things, (a) nominating new directors to the Board; and (b) commencing an unsolicited take-over bid for the Common Shares.

On March 22, 2024, the Board approved (with one Board member dissenting), and the Company entered into, the Definitive Agreement. Pursuant to the Definitive Agreement, subject to 22NW continuing to beneficially own, or exercising control or direction over, at least the lesser of (i) not less than 20% of the then issued and outstanding Common Shares and (ii) 38,222,077 Common Shares (subject in each case to adjustment for stock splits, reclassifications, combinations and similar adjustments), the Company has agreed to nominate Aron English (or a replacement director to be identified by 22NW) (the “Shareholder Director”) for election as a director at each of the 2024 Meeting and 2025 Meeting.

Until the day following the 2025 Meeting, 22NW has agreed to vote all of their Common Shares in favor of recommendations of the Board on director election proposals, subject to certain exceptions. In addition, until the day following the 2025 Meeting, 22NW has agreed, subject to certain exceptions, to comply with certain customary standstill provisions, including, among other things, that 22NW will not (i) make, participate in or encourage any solicitation of proxies or consents; (ii) seek to requisition, join in any requisition or call a meeting of shareholders of the Company in respect of the election of directors of Company; (iii) submit or induce any party to submit any shareholder proposal in respect of the Company; (iv) advise, assist, encourage or act jointly or in concert with any party in connection with any of the foregoing; or (v) make any public disclosure of any consideration, intention, plan or arrangement inconsistent with any of the foregoing.

22NW will also agree to vote in favor of the Rights Agreement (as defined herein). Provided the Rights Agreement is approved by the Company’s shareholders, until the termination of the Definitive Agreement, 22NW will not commence an unsolicited Take-over Bid (as such term is defined in the Rights Agreement) for the Common Shares.

The Definitive Agreement also contains certain mutual non-disparagement provisions and customary representations and warranties.

The Definitive Agreement will terminate upon the earlier of: (i) 30 days prior to the last date that a nomination for election as a director of the Company at the Company’s 2026 annual meeting of shareholders can be made in accordance with Section 6.02 of the Company’s Amended and Restated By-Laws and (ii) 60 days prior to the one-year anniversary of the 2025 Meeting.

The foregoing descriptions of the Term Sheet and the Definitive Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Term Sheet and the Definitive Agreement, which are filed herewith as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Shareholder Rights Plan

The information set forth in Item 3.03 of this Current Report is incorporated into this Item 1.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On March 22, 2024, the Board approved (with one Board member dissenting) and adopted a shareholder rights plan. One right (a “Right”) will be issued and attached to each Common Share outstanding and held of record at the close of business on April 1, 2024 (the “Record Time”). The terms of the Rights are set forth in a shareholder rights agreement, dated as of March 22, 2024 (the “Effective Date”), by and between the Company and Computershare Trust Company of Canada, as rights agent (the “Rights Agreement”).

The Rights Agreement has been adopted to help ensure that all shareholders of the Company are treated fairly and equally in connection with any unsolicited take-over bid or other acquisition of control of the Company (including by way of a “creeping” take-over bid). The Rights Agreement is substantially consistent with the shareholder rights plan that the Board adopted in 2021 and is similar to shareholder rights plans adopted by other Canadian public companies.

The Rights. The Board authorized the issuance at the Record Time of a Right with respect to each outstanding Common Share. A Right will also be attached to each Common Share issued after the Record Time. The issuance of the Rights will not change the manner in which shareholders trade their Common Shares.

Separation of Rights; Exercisability. Subject to certain exceptions, the Rights become exercisable and trade separately from the Common Shares only upon the “Separation Time,” which occurs upon the earlier of:

•

the close of business on the tenth trading day after the first date (the “stock acquisition date”) of public announcement that a person (the “Acquiring Person”), together with certain related persons (including persons “acting jointly or in concert” as defined in the Rights Agreement), acquires or announces its intention to acquire 20% or more of the voting stock (subject to certain exemptions) without complying with the Permitted Bid provisions of the Rights Agreement;

•

the close of business on the tenth trading day following the date of the commencement of or first public announcement of the current intention of any Person (other than the Company or any Subsidiary of the Company) to commence a Take-over Bid (as defined in the Rights Agreement) (other than a Permitted Bid (as defined below) or a Competing Permitted Bid (as defined in the Rights Agreement)); or

•	the close of business on the tenth trading day following the date on which a Permitted Bid or Competing Permitted Bid ceases to qualify as such.

Subject to the terms of the Rights Agreement, the Rights issued under the Rights Agreement become exercisable upon the Separation Time. The Rights Agreement will not be triggered solely by the holding of 20% or more of the Company’s Common Shares by a shareholder and its affiliates, associates and joint actors prior to the date of the Rights Agreement, as any such person would be “grandfathered” subject to the terms of the Rights Agreement; however, subsequent purchases of Common Shares of the Company by a “grandfathered” person after the Effective Date may cause such person to become an Acquiring Person pursuant to the terms of the Rights Agreement. Following a transaction that results in a person becoming an Acquiring Person, the Rights entitle the holder thereof (other than the Acquiring Person and certain related persons) to purchase Common Shares at a significant discount to the market price at that time.

Under the Rights Agreement, a “Permitted Bid” is a take-over bid made in compliance with the Canadian take-over bid regime. Specifically, a Permitted Bid is a take-over bid that is made to all shareholders, that is open for 105 days (or such shorter period as is permitted under the Canadian take-over bid regime) and that contains certain conditions, including that no Common Shares will be taken up and paid for unless more than 50% of the Common Shares that are held by independent shareholders are tendered to the take-over bid.

Effective Date; Expiration Time. While the Rights Agreement is effective as of the Effective Date, it is subject to shareholder ratification within six months of its adoption. The Board intends to recommend the ratification of the Rights Agreement for approval by its shareholders at a special meeting of shareholders, which will be scheduled to be held within six months of March 22, 2024 (the “Meeting”). If ratified by shareholders, the Rights Agreement will have an initial term of three years. If the Rights Agreement is not ratified by the Company’s shareholders at the Meeting, the Rights Agreement and all Rights issued thereunder will terminate and cease to be effective at that time.

Flip-in Event. In the event that a person or group becomes an Acquiring Person (a “flip-in event”), each holder of a Right (other than any Acquiring Person and certain related parties, whose Rights automatically become null and void) will have the right to receive, upon exercise, Common Shares having a value equal to two times the purchase price of the Right.

Anti-dilution Adjustments. The purchase price payable, and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution including in the event of a stock dividend on, or a subdivision, consolidation, reclassification or issuance of, the Common Shares.

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price.

Redemption; Exchange. In general, the Board may, with the prior approval of the holders of the Voting Shares (as defined in the Rights Agreement) or of the holders of Rights, elect to redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (subject to adjustment) at any time prior to the occurrence of a Flip-in Event.

No Rights as Shareholder. Until a Right is exercised, its holder will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Amendment of the Rights Agreement. The Company may from time to time amend or supplement the Rights Agreement without the consent of the holders of the Rights. However, the Company may not supplement, amend, vary, rescind or delete any of the provisions of the Rights Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally) without the prior approval of the holders of Voting Shares if before the Separation Time, and without the prior approval of the holders of Rights if at any time on or after the Separation Time.

The foregoing description of the Rights Agreement and the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 22, 2024, the Company issued a press release announcing the entry into the Definitive Agreement, the adoption of the Rights Agreement and the declaration of the dividend of the Rights. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Important Additional Information

DIRTT intends to file proxy statements with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Meeting and its special meeting of shareholders (collectively, the “Meetings”). DIRTT, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from shareholders in respect of the Meetings. Information regarding the names of DIRTT’s directors and executive officers and their respective interests in DIRTT by security holdings or otherwise is set forth in DIRTT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on

February 21, 2024, and DIRTT’s proxy statement for the 2023 annual meeting of shareholders, as filed with the SEC on April 14, 2023. To the extent holdings of such participants in DIRTT’s securities are not reported, or have changed since the amounts described, in the 2023 proxy statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the SEC’s website, www.sec.gov. Details concerning the proposed rights plan will be included in the Company’s proxy statements. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENTS AND ANY SUPPLEMENTS THERETO WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the Company’s definitive proxy statements and other relevant documents filed by DIRTT free of charge from the SEC’s website, www.sec.gov. DIRTT’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statements and other relevant filed documents by directing a request by mail to DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or at ir@dirtt.com or from the investor relations section of DIRTT’s website, www.dirtt.com/investors.

For further information, please contact:

DIRTT Investor Relations at ir@dirtt.com

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Rights Agreement, dated as of March 22, 2024, by and between DIRTT Environmental Solutions Ltd. and Computershare Trust Company of Canada, as rights agent.

10.1	Term Sheet, dated as of March 17, 2024, by and between DIRTT Environmental Solutions Ltd. and 22NW Fund, LP.

10.2	Support and Standstill Agreement, dated as of March 22, 2024, by and between DIRTT Environmental Solutions Ltd. and 22NW Fund, LP.

99.1*	Press Release issued by DIRTT Environmental Solutions Ltd. on March 22, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2024

DIRTT Environmental Solutions Ltd.

By:	/s/ Fareeha Khan
Fareeha Khan
Chief Financial Officer
(Principal Financial Officer)